Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of Trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. National Bank)	I.R.S. employer indentification no.)

240 Greenwich Street New York, New York	10286
(Address of principal executive office)	(Zip Code)

HESS CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	13-4921002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of registrant’s principal executive offices)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
New York State Department of Financial Services	One State Street, New York, NY, 10004 and One Commerce Plaza, Albany, NY 12257

Federal Reserve Bank of New York	33 Liberty Street, New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street, New York, NY 10004

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor or the guarantor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.

LIST OF EXHIBITS: Exhibits identified in parenthesis below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of March, 2021.

THE BANK OF NEW YORK MELLON

By:	/s/ Rita Duggan
	Name:	Rita Duggan
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2020, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,412,000
Interest-bearing balances	155,123,000
Securities:
Held-to-maturity securities	47,940,000
Available-for-sale debt securities	105,304,000
Equity securities with readily determinable fair values not held for trading	64,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	12,902,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	25,616,000
LESS: Allowance for loan and lease losses	320,000
Loans and leases held for investment, net of allowance	25,296,000
Trading assets	8,415,000
Premises and fixed assets (including capitalized leases)	3,099,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,690,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,030,000
Other assets	14,239,000

Total assets	386,515,000

LIABILITIES
Deposits:
In domestic offices	208,980,000
Noninterest-bearing	83,359,000
Interest-bearing	125,621,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	133,019,000
Noninterest-bearing	6,242,000
Interest-bearing	126,777,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	0
Securities sold under agreements to repurchase	2,381,000
Trading liabilities	3,644,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	325,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	8,910,000

Total liabilities	357,259,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,571,000
Retained earnings	16,496,000
Accumulated other comprehensive income	54,000
Other equity capital components	0
Total bank equity capital	29,256,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	29,256,000

Total liabilities and equity capital	386,515,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors